 As filed with the Securities and Exchange Commission on June 29, 2005       Registration No.  333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        RIVAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

  British Columbia                                          N/A

(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)

#200, 100 Park Royal, West Vancouver, British Columbia, Canada                                   V7T 1A2
(Address of Principal Executive Offices)                                                      (Zip Code)

The 2005 Equity Incentive Plan of Rival Technologies, Inc.
(Full title of the plan)

Robin J. Harvey, President

#200, 100 Park Royal, West Vancouver, British Columbia, Canada V7T 1A2

(Name and address of agent for service)

(604) 689-0584

Telephone number, including area code, of agent for service

------------------------------------

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	5,000,000	$ 1.01	$ 5,050,000	$ 594.39

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based on the average high and low prices of the registrant's common stock as of June 27, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Rival Technologies, Inc., a British Columbia corporation (the "Company"), with the Commission are hereby incorporated by reference:

1.

The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed April 15, 2005, and as amended on May 25, 2005.

2.

The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed May 20, 2005.

3.

The description of the Company’s common stock is contained in the Company's Current Report on Form 8-K filed with the Commission on July 3, 2002, as amended.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this registration statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Sections 159 to 165 of the Business Corporations Act of British Columbia, the Company’s Memorandum and Articles of Incorporation provide that the Company may indemnify a person who is a director or former director of the Company against all costs, charges and expenses (including an amount to settle an action or satisfy a judgment) actually and reasonably incurred by the person because of being or having been a director, if the person acted honestly and in good faith with a view to the best interests of the Company and in the case of criminal or administrative action or proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.  This right of indemnification shall not be exclusive of other rights the individual is entitled to as a matter of law or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

Exhibit

No.

Description of Exhibit

4.1

The 2005 Stock Equity Incentive Plan of Rival Technologies, Inc.

5.1

Opinion of Cindy Shy, P.C.

23.1

Consent of Dohan and Company, CPA’s, P.A.

23.2

Consent of Cindy Shy, P.C. is contained in Exhibit 5.1 to this registration statement

ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

To treat, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Vancouver, Province of British Columbia, Canada, on the 28th day of June, 2005.

RIVAL TECHNOLOGIES, INC.

/s/ Robin J. Harvey

By:

Robin J. Harvey, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

/s/ Robin J. Harvey

Date:   June 28, 2005

__________________________________________

Robin J. Harvey, President

Chief Financial Officer and Director

/s/ Piero D. Guglielmi

Date:   June 29, 2005

__________________________________________

Piero D. Guglielmi, Director

4